Exhibit 99.1

Ikanos Communications Reports Results for

First Quarter 2011

Recent Highlights:

•	Revenue of $31.7 million

•	GAAP Net Loss of $(2.1 million), or $(0.03) Per Share

•	Cash, Cash Equivalents, and Short-Term Investments Increased to $34.9 million

•	First Communications Processors with Built-in G.Vector Support for 100 Mbps Performance Over Copper Unveiled

•	2011 IP&TV Industry Award Won by Ikanos NodeScale™ Vectoring

FREMONT, Calif., April 28, 2011 — Ikanos Communications, Inc. (NASDAQ: IKAN), a leading provider of advanced broadband semiconductor and software products for the digital home, today reported its financial results for the first quarter of 2011, ended April 3, 2011. “In the first quarter of 2011, Ikanos met its revenue forecast, effectively managed operating expenses, and increased its cash position,” said John Quigley, CEO and president of Ikanos. “In addition, Ikanos’ next-generation products are winning customers and gaining recognition in the market. We believe these new vectoring-capable platforms deliver differentiated value and will dramatically change the broadband market by significantly increasing available bandwidth at much lower deployment costs than fiber to the home networks.”

Financial Highlights:

Ikanos reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP) and provides certain supplemental financial information which include the following non-GAAP measures: non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP operating expenses, non-GAAP net income (loss) and non-GAAP net income (loss) per share. These non-GAAP measures are calculated by excluding certain items that generally are non-recurring events or are non-cash items including, among others, stock-based compensation, amortization of acquired intangible assets and fair value adjustments of acquired inventory. These non-GAAP measures also exclude items which Ikanos’ management does not consider in evaluating its on-going business, such as restructuring charges, gain on sale of securities and certain expenses resulting from acquisitions such as transaction-related expenses. Ikanos considers the non-GAAP information to be important because it believes it provides better transparency and clarity into Ikanos’ operational results and is used by Ikanos’ management for that purpose. In addition, investors often use measures such as these to evaluate the financial performance of a company. These non-GAAP measures are presented for supplemental informational purposes only for understanding Ikanos’ operating results. These non-GAAP results should not be considered a substitute for cost of revenue, gross profit, operating expenses, net income (loss) or net income (loss) per share presented in accordance with GAAP, and the non-GAAP measures may be different from non-GAAP measures used by other companies.

For a reconciliation of GAAP versus non-GAAP financial information, please see the attached schedules.

Revenue for the first quarter of 2011 was $31.7 million compared with revenue of $37.1 million for the fourth quarter of 2010 and revenue of $57.4 million for the first quarter of 2010.

GAAP operating expenses for the first quarter of 2011 were $19.8 million. The fourth quarter GAAP operating expenses were $18.6 million, after deducting a research and development credit of $1.3 million offset by restructuring charges of $0.6 million.

Non-GAAP operating expenses for the first quarter of 2011 were $18.8 million. The fourth quarter 2010 non-GAAP operating expenses were $17.4 million, after deducting the research and development credit of $1.3 million.

GAAP net loss for the first quarter of 2011 was $(2.1) million, or $(0.03) per share, on 68.2 million weighted average shares. This compares with a net loss of $(1.4) million, or $(0.02) per share on 63.0 million weighted average shares in the fourth quarter of 2010, and with a net loss of $(4.4) million, or $(0.08) per share, on 54.1 million weighted average shares for the first quarter of 2010.

Non-GAAP net loss for the first quarter of 2011 was $(1.8) million, or $(0.03) per share, on 68.2 million weighted average shares. This compares with non-GAAP net income of $0.3 million, or $0.01 per share on 63.8 million weighted average shares in the fourth quarter of 2010, and with a net income of $2.2 million, or $0.04 per share, on 57.9 million weighted average shares for the first quarter of 2010.

Ikanos finished the first quarter of 2011 with cash, cash equivalents, and short-term investments of $34.9 million as compared to $31.0 million at the end of fourth quarter 2010. Additionally, the first quarter of 2011 inventory balance decreased to $15.1 million as compared to $17.0 million for fourth quarter of 2010, and current liabilities decreased to $22.6 million in the first quarter of 2011 compared to $23.7 million in the fourth quarter of 2010.

Ikanos GAAP gross profit for the first quarter of 2011 was 52.2%. This compares with a GAAP gross profit of 45.6% in the fourth quarter of 2010, and 38.2% for the first quarter of 2010. Non-GAAP gross profit for the first quarter of 2011 was 53.9%. This compares with a non-GAAP gross profit of 47.0% in the fourth quarter of 2010, and 43.5% for the first quarter of 2010.

Recent Highlights:

•

Ikanos introduced its next-generation family of communications processors – the Fusiv® Vx185 and Vx183. These new chipsets advance broadband communications by combining support for the International Telecommunication Union (ITU) G.Vector standard, bonding for increased rate and reach, ultra-low power, and gigabit line rate performance into a package for advanced services gateways and integrated access devices.

•

Ikanos was honored with the prestigious IP&TV Industry Award for Best Enabling Silicon, IP or Component Technologies for its NodeScale Vectoring DSL access technology. The IP&TV Industry Awards honor technology organizations and service providers for their innovation, excellence, and achievement in the IPTV industry. This particular award was designed to showcase the product, which offers the most significant new prospects for increasing revenue, managing costs, improving quality and increasing satisfaction in the industry.

Outlook:

•	Revenue is expected to be between $31.0 million and $34.0 million for the second quarter of 2011.

•	GAAP gross profits in the second quarter of 2011 are expected to be between 45% and 47%. Non-GAAP gross profits are expected to be between 47% and 49% in the second quarter of 2011.

•

GAAP operating expenses in the second quarter of 2011 are expected to be in the range of $20.0 million to $21.0 million. Non-GAAP operating expenses are expected to be in the range of $19.0 million to $20.0 million in the second quarter of 2011.

First Quarter Conference Call:

Management will review the financial results for the first quarter of 2011 and its expectations for the second quarter of 2011 in a conference call on Thursday, April 28, 2011 at 1:30 p.m. Pacific Time. To listen to the call, please dial (877) 277-3221 and enter conference ID 58261321 or visit http://www.ikanos.com/investor/webcasts/ and click on the link provided for the webcast. The webcast will be archived and available through May 5, 2011 at http://www.ikanos.com/investor/webcasts/ or by calling (800) 642-1687 and entering conference ID 58261321.

About Ikanos Communications, Inc.

Ikanos Communications, Inc. (NASDAQ: IKAN) is a leading provider of advanced broadband semiconductor and software products for the digital home. The company’s broadband DSL, communications processors and other offerings power access infrastructure and customer premises equipment for many of the world’s leading network equipment manufacturers and telecommunications service providers. For more information, visit www.ikanos.com.

© 2011 Ikanos Communications, Inc. All Rights Reserved. Ikanos Communications, Ikanos, the Ikanos logo, the Bandwidth without boundaries tagline, Fusiv, Fx, FxS, iQV, Ikanos Velocity and NodeScale Vectoring are among the trademarks or registered trademarks of Ikanos Communications. All other trademarks mentioned herein are properties of their respective holders.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995 This press release contains forward-looking statements that are subject to risks and uncertainties concerning Ikanos Communications, including statements regarding demand for and acceptance of our products, our outlook, such as our expected revenue, gross profits, operating expenses, our business strategy, including the Company’s our product offerings, benefits of our products, our expectations regarding the impact of new advanced products on future revenue growth, market opportunities, and sources of revenue, benefits of non-GAAP measures, and statements regarding Ikanos NodeScale Vectoring. Actual events or results may differ materially from those described in this document due to a number of risks and uncertainties. These potential risks and uncertainties include, but are not limited to, macroeconomic conditions which may cause our customers to defer purchasing plans, our ability to deliver full production releases of our newer products and the acceptance of those products by our customers, the continued demand by telecommunications service providers for specific xDSL semiconductor products, the failure of service providers to implement deployment plans on schedule or at all, our continued ability to obtain and deliver production volumes of new and current products and technologies, our ability to generate demand and close transactions for the sale of our products, our ability to develop commercially successful products as a result of our current research and development programs, our ability to successfully execute our restructuring plan, and unexpected future costs, expenses and financing requirements. In addition, for a more extensive discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the section entitled “Risk Factors” in Ikanos’ most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as well as other reports that Ikanos files from time to time with the Securities and Exchange Commission. Ikanos is under no obligation to update these forward-looking statements to reflect events or circumstances subsequent to date of this press release.

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended
	April 3, 2011	January 2, 2011	April 4, 2010
Revenue	$31,672	$37,143	$57,383
Cost of revenue	15,151	20,223	35,438

Gross profit	16,521	16,920	21,945

Operating expenses:
Research and development	13,656	12,796	17,072
Selling, general and administrative	6,145	5,294	7,787
Restructuring charges	47	554	1,483

Total operating expenses	19,848	18,644	26,342

Loss from operations	(3,327)	(1,724)	(4,397)
Investment gain	1,295	—	—
Interest income, net	68	(12)	62

Loss before income taxes	(1,964)	(1,736)	(4,335)
Provision (benefit) for income taxes	99	(362)	68

Net loss	$(2,063)	$(1,374)	$(4,403)

Basic and diluted net loss per share	$(0.03)	$(0.02)	$(0.08)

Weighted average number of shares	68,186	63,025	54,063

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended April 3, 2011				Three Months Ended April 4, 2010
	As Reported	Non-GAAP Adjustments		Non-GAAP	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$31,672	$—		$31,672	$57,383	$—		$57,383
Cost of revenue	15,151	(42	) (a)	14,609	35,438	(36	) (a)	32,445
		(500	) (b)			(1,460	) (b)
		—				(1,497	) (c)

Gross profit	16,521	(542)		17,063	21,945	(2,993)		24,938

Operating expenses:
Research and development	13,656	(408	) (a)	13,248	17,072	(681	) (a)	16,391
Selling, general and administrative	6,145	(425	) (a)	5,595	7,787	(601	) (a)	6,301
		(125	) (b)			(885	) (b)
								—
Restructuring charges	47	(47	) (d)	—	1,483	(1,483	) (d)	—

Total operating expenses	19,848	(1,005)		18,843	26,342	(3,650)		22,692

Loss from operations	(3,327)	1,547		(1,780)	(4,397)	6,643		2,246
Investment gain	1,295	(1,295	) (e)	—		—		—
Interest income and other, net	68	—		68	62	—		62

Loss before income taxes	(1,964)	252		(1,712)	(4,335)	6,643		2,308
Provision for income taxes	99	—		99	68	—		68

Net income (loss)	$(2,063)	$252		$(1,811)	$(4,403)	$6,643		$2,240

Net loss per share:
Basic	$(0.03)			$(0.03)	$(0.08)			$0.04
Diluted	$(0.03)			$(0.03)	$(0.08)			$0.04
Weighted average outstanding shares:
Basic	68,186			68,186	54,063			54,063
Diluted	68,186			68,186	54,063			57,867

Notes:

	Three Months Ended
	April 3, 2011	April 4, 2010
(a) Stock-based compensation	$875	$1,318
(b) Amortization of acquired intangible assets	625	2,345
(c) Fair-value adjustment of acquired inventory	—	1,497
(d) Restructuring charges	47	1,483
(e) Gain on sale of securities	(1,295)	—

Total non-GAAP adjustments	$252	$6,643

IKANOS COMMUNICATIONS, INC.

Unaudited reconciliation of GAAP to Non-GAAP Condensed Consolidated Statements of Operations

(In thousands, except per share data)

	Three Months Ended January 2, 2011
	As Reported	Non-GAAP Adjustments		Non-GAAP
Revenue	$37,143	$—		$37,143
Cost of revenue	20,223	(20	) (a)	19,703
		(500	) (b)

Gross profit	16,920	(520)		17,440

Operating expenses:
Research and development	12,796	(285	) (a)	12,511

Selling, general and administrative	5,294	(235	) (a)	4,934
		(125	) (b)
Restructuring charges	554	(554	) (c)	—

Total operating expenses	18,644	(1,199)		17,445

Loss from operations	(1,724)	1,719		(5)
Interest income and other, net	(12)	—		(12)

Loss before income taxes	(1,736)	1,719		(17)
Benefit for income taxes	(362)	—		(362)

Net income (loss)	$(1,374)	$1,719		$345

Net loss per share:
Basic	$(0.02)			$0.01
Diluted	$(0.02)			$0.01
Weighted average outstanding shares:
Basic	63,025			63,025
Diluted	63,025			63,792

Notes:

January 2, 2011

(a) Stock-based compensation	$540
(b) Amortization of acquired intangible assets	625
(c) Restructuring charges	554

Total non-GAAP adjustments	$1,719

IKANOS COMMUNICATIONS, INC.

Unaudited Condensed Consolidated Balance Sheets

(In thousands)

	April 3,	January 2,
	2011	2011
Assets
Current assets:
Cash, cash equivalents and short-term investments	$34,859	$30,950
Accounts receivable, net	19,214	24,147
Inventory	15,109	17,046
Prepaid expenses and other current assets	2,266	2,096

Total current assets	71,448	74,239
Property and equipment, net	7,340	8,214
Intangible assets, net	5,477	6,102
Other assets	1,839	1,142

	$86,104	$89,697

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$9,574	$10,401
Accrued liabilities	12,985	13,297

Total current liabilities	22,559	23,698
Other liabilities	478	478

Total liabilities	23,037	24,176
Stockholders’ equity	63,067	65,521

	$86,104	$89,697